Exhibit 99.1

EyePoint Pharmaceuticals Provides COVID-19 Pandemic Business Operations Update

- Proactive Efforts to Mitigate Spread and Protect Safety and Well-being of Patients, Treating Physicians, Employees and Our Communities -

- Reorganization of Commercial Operations to Align with Focused Approach -

WATERTOWN, Mass., April 1, 2020 - EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a pharmaceutical company committed to developing and commercializing innovative ophthalmic products, today announced that the Company has taken proactive measures in response to changing market conditions caused by the novel coronavirus (COVID-19) global pandemic. These measures are intended to ensure the safety of its patients and employees and maintain the sustainability of its business operations and operating capital as this unprecedented situation continues to evolve. These measures also include a reorganization of its commercial operations and the cancellation or deferral of planned spending to conserve cash in response to a significant decline in product demand associated with shut-downs of customer facilities and postponements of elective surgical procedures in response to COVID-19.

“COVID-19 driven closures have significantly impacted our customer base and this commercial reorganization is necessary to focus the Company's resources on continuing to serve patients who are still being treated with YUTIQ® and DEXYCU®. We have prioritized our overall spending to focus on a more targeted commercial footprint, conserve cash and to continue advancing EYP-1901, a six-month potential treatment for wet age-related macular degeneration, toward clinical development,” said Nancy Lurker, President and Chief Executive Officer of EyePoint Pharmaceuticals. “Our patients, employees, shareholders and the ocular disease community remain our top priorities as we navigate through the COVID-19 pandemic. We want to recognize and thank those affected by this reorganization for their dedication to EyePoint and our patients, and we will work to make their transitions to other opportunities as smooth as possible.”

Dedicated to Delivering Our Innovative Ocular Disease Treatments to Patients

EyePoint is committed to providing uninterrupted access to our products during the COVID-19 pandemic for those patients who are in essential need of treatment. Our supply chains for YUTIQ and DEXYCU are robust and have not been interrupted during the pandemic. The Company has ample supply of API and other raw materials for YUTIQ and DEXYCU, and EyePoint continues to produce finished product for commercial sale. Our commercial team is providing ongoing support services for patients and physician offices on an as-needed basis, while respecting the need to maintain social distancing.

Focusing of Commercial Operations in Response to COVID-19 Impact on Commercial Markets

The Company will downsize its current workforce, with reductions coming primarily from the external DEXYCU sales force and supporting commercial operations as cataract surgery is considered a non-essential procedure due to the pandemic. The Company plans to allocate its remaining DEXYCU commercial resources to high-volume ambulatory surgery centers (ASCs) in key U.S. regions, subject to the availability of such ASCs to perform elective cataract surgery upon the lifting of restrictions associated with the COVID-19 pandemic. The Company will continue to invest in its YUTIQ commercial operations, as treatments for patients suffering from non-infectious uveitis affecting the posterior segment of the eye continue to be deemed essential during the COVID-19 pandemic, given that irreversible blindness is a potential consequence of delaying treatment.

The reorganization is expected to result in annual savings of approximately $7 million from workforce reductions and one-time savings of approximately $10 million from other planned expenditure cancellations and deferrals. Based on these actions, coupled with cash conservation activities, the Company is able to reconfirm its expected cash runway into 2021 under current assumptions for the duration of the COVID-19-related closures across the U.S.

The Company estimates that it will record approximately $0.6 million for severance and other costs related to the workforce reduction in the second quarter of 2020. Further details on the financial implications of the corporate restructuring will be included in the Company’s 10-Q for the first quarter of 2020 and other filings to be made with the Securities and Exchange Commission.

Business Continuity Plan to Protect Employees and Advance Development Pipeline

In early March 2020, the Company mandated a work from home policy for all employees who are not deemed essential to our manufacturing operations and suspended all non-essential travel. The Company has maintained a rotating, limited schedule to ensure continued production of YUTIQ and DEXYCU with heightened safety precautions for our employees.

Research and development initiatives remain on schedule. In March, the Company initiated a good laboratory practice (GLP) toxicology study for EYP-1901, a six-month sustained release anti-VEGF potential treatment for wet age-related macular degeneration. We expect to file an investigational new drug (IND) application for this program in the fourth quarter of 2020 with a Phase 1 clinical trial to commence shortly thereafter.

The Company continues to assess its policies, business continuity plans and employee support needs during the COVID-19 pandemic.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals, Inc. (www.eyepointpharma.com) is a pharmaceutical company committed to developing and commercializing innovative ophthalmic products in indications with high unmet medical need to help improve the lives of patients with serious eye disorders. The Company currently has two commercial products: DEXYCU®, the first approved intraocular product for the treatment of postoperative inflammation, and YUTIQ®, a three-year treatment of chronic non-infectious uveitis affecting the posterior segment of the eye. The Company's pipeline leverages its proprietary bioerodible Durasert® technology for extended intravitreal drug delivery including EYP-1901, a VEGF inhibitor, targeting wet age-related macular degeneration, diabetic retinopathy and retinal vein occlusion. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts with offices in Basking Ridge, New Jersey. To learn more about the Company, please visit www.eyepointpharma.com and connect on Twitter and LinkedIn.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect, plan or believe may occur in the future, including but not limited to statements about our expectations regarding the extent to which our business could be adversely impacted by the effects of the COVID-19 coronavirus pandemic, as well as the timing and clinical development of our product candidates, including EYP-1901; and the potential for EYP-1901 as a vital, novel six-month treatment for serious eye diseases, including wet age-related macular degeneration, diabetic retinopathy and retinal vein occlusion. Some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements are risks and uncertainties inherent in our business including, without limitation: the extent to which COVID-19 impacts our business; the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; our ability to successfully produce sufficient commercial quantities of YUTIQ and DEXYCU and to successfully commercialize YUTIQ and DEXYCU in the U.S.; our ability to sustain and enhance an effective commercial infrastructure and enter into and maintain commercial agreements for YUTIQ and DEXYCU; the development of our YUTIQ line extension shorter-duration treatment for non-infectious uveitis affecting the posterior segment of the eye; potential off-label sales of ILUVIEN for non-infectious uveitis affecting the posterior segment of the eye; consequences of fluocinolone acetonide side effects for YUTIQ; consequences of dexamethasone side effects for DEXYCU; successful commercialization of, and receipt of revenues from, ILUVIEN for diabetic macular edema, or DME; Alimera’s ability to obtain additional marketing approvals and the effect of pricing and reimbursement decisions on sales of ILUVIEN for DME; Alimera’s ability to commercialize ILUVIEN for non-infectious uveitis affecting the posterior segment of the eye in the territories in which Alimera is licensed to do so; our ability to market and sell products; the success of current and future license agreements, including our agreement with Equinox Science; termination or breach of current license agreements, including our agreement with Equinox Science; our dependence on contract research organizations, contract sales organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Contacts

Investors:
Argot Partners

Sam Martin or Joe Rayne

212-600-1902

eyepoint@argotpartners.com

Media:
Thomas Gibson

201-476-0322
tom@tomgibsoncommunications.com